Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Mark Bette | 312-444-2301 | Mark_Bette@ntrs.com     MEDIA CONTACT: Doug Holt | 312-557-1571 | Doug_Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER
NET INCOME OF $368.1 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $1.72

Trust, Investment and Other Servicing Fees up 12% YoY	Common Equity Tier 1 Capital 12.0%	Return on Average Common Equity 13.7%

CHICAGO, JULY 21, 2021 — Northern Trust Corporation today reported second quarter net income per diluted common share of $1.72, compared to $1.70 in the first quarter of 2021 and $1.46 in the second quarter of 2020. Net income was $368.1 million, compared to $375.1 million in the prior quarter and $313.3 million in the prior-year quarter. The current quarter included a $17.6 million pre-tax pension settlement charge.

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust’s performance in the second quarter reflected continued strong momentum across all of our businesses. Revenue and net income grew by 5% and 18%, respectively, compared to the prior year, and we generated a return on average common equity of 13.7%. Revenue growth was driven by new business and favorable markets against the adverse impact of low interest rates. Trust, investment and other servicing fees grew 12% and were partially offset by a 9% decline in net interest income. Expense increased 8%, driven primarily by new business, investments in technology, unfavorable currency translation and a pension settlement charge. Similar to the prior quarter, we also benefited from an improved outlook in projected economic conditions driving a release of reserves for credit losses. We continued to focus on serving our clients, executing on our long-term priorities, driving operating efficiency and investing wisely for future profitable growth.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q2 2021 vs.
($ In Millions except per share data)	Q2 2021	Q1 2021	Q2 2020	Q1 2021	Q2 2020
Trust, Investment and Other Servicing Fees	$1,075.4	$1,063.7	$961.5	1%	12%
Other Noninterest Income	169.3	179.6	172.5	(6)	(2)
Net Interest Income (FTE*)	343.9	346.7	379.8	(1)	(9)
Total Revenue (FTE*)	$1,588.6	$1,590.0	$1,513.8	—%	5%

Noninterest Expense	$1,120.8	$1,117.5	$1,036.9	—%	8%
Provision for Credit Losses	(27.0)	(30.0)	66.0	N/M	N/M
Provision for Income Taxes	118.4	120.8	89.9	(2)	32
FTE Adjustment*	8.3	6.6	7.7	25	7
Net Income	$368.1	$375.1	$313.3	(2)%	18%

Earnings Allocated to Common and Potential Common Shares	$360.2	$355.2	$305.1	1%	18%
Diluted Earnings per Common Share	$1.72	$1.70	$1.46	1%	18%
Return on Average Common Equity	13.7%	13.7%	12.2%
Return on Average Assets	0.96%	0.99%	0.91%
Average Assets	$154,300.1	$153,255.8	$138,770.6	1%	11%
N/M - Not meaningful
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

NORTHERN TRUST CORPORATION SECOND QUARTER 2021 RESULTS

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change June 30, 2021 vs.
($ In Billions)	June 30, 2021*	March 31, 2021	June 30, 2020	March 31, 2021	June 30, 2020
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$14,754.1	$13,876.3	$11,347.1	6%	30%
Wealth Management	973.0	918.8	751.2	6	30
Total Assets Under Custody/Administration	$15,727.1	$14,795.1	$12,098.3	6%	30%
Assets Under Custody(1)
Corporate & Institutional Services	$11,260.8	$10,618.0	$8,542.7	6%	32%
Wealth Management	967.8	916.2	747.9	6	29
Total Assets Under Custody	$12,228.6	$11,534.2	$9,290.6	6%	32%
Assets Under Management
Corporate & Institutional Services	$1,168.3	$1,093.7	$954.0	7%	22%
Wealth Management	371.1	355.4	303.8	4	22
Total Assets Under Management	$1,539.4	$1,449.1	$1,257.8	6%	22%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q2 2021 vs.
($ In Millions)	Q2 2021	Q1 2021	Q2 2020	Q1 2021	Q2 2020
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$454.9	$446.0	$376.3	2%	21%
Investment Management	100.7	115.9	128.4	(13)	(22)
Securities Lending	19.5	18.2	27.3	7	(29)
Other	36.4	40.4	34.2	(10)	6
Total C&IS	$611.5	$620.5	$566.2	(1)%	8%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$174.3	$164.2	$142.1	6%	23%
East	127.2	119.0	104.2	7	22
West	93.8	90.8	80.0	3	17
Global Family Office (GFO)	68.6	69.2	69.0	(1)	(1)
Total Wealth Management	$463.9	$443.2	$395.3	5%	17%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,075.4	$1,063.7	$961.5	1%	12%
C&IS and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
Total C&IS trust, investment and other servicing fees decreased sequentially and increased from the prior-year quarter.
▪Custody and fund administration fees increased sequentially primarily due to favorable markets and new business. Custody and fund administration fees increased from the prior-year quarter primarily due to favorable markets, new business, and favorable currency translation.
▪Investment management fees decreased sequentially primarily due to higher money market mutual fund fee waivers, partially offset by new business and favorable markets. Investment management fees decreased from the prior-year quarter primarily due to higher money market mutual fund fee waivers, partially offset by favorable markets and new business.
▪Securities lending fees decreased from the prior-year quarter primarily due to lower spreads, partially offset by higher volumes.
▪Other fees decreased sequentially primarily due to prior quarter fees associated with seasonal benefit payment services.
Total Wealth Management trust, investment and other servicing fees increased sequentially and from the prior-year quarter.
•The regions (Central, East and West) increased sequentially and from the prior-year quarter primarily due to favorable markets and new business, partially offset by higher money market mutual fund fee waivers.
•GFO decreased sequentially primarily due to higher money market mutual fund fee waivers, partially offset by new business. GFO decreased from the prior-year quarter primarily due to higher money market mutual fund fee waivers, partially offset by favorable markets and new business.

NORTHERN TRUST CORPORATION SECOND QUARTER 2021 RESULTS

OTHER NONINTEREST INCOME
				% Change Q2 2021 vs.
($ In Millions)	Q2 2021	Q1 2021	Q2 2020	Q1 2021	Q2 2020
Other Noninterest Income
Foreign Exchange Trading Income	$70.6	$78.7	$71.3	(10)%	(1)%
Treasury Management Fees	11.3	11.2	11.4	—	(2)
Security Commissions and Trading Income	33.0	34.8	33.2	(5)	—
Other Operating Income	54.4	54.9	56.5	(1)	(4)
Investment Security Gains, net	—	—	0.1	N/M	N/M
Total Other Noninterest Income	$169.3	$179.6	$172.5	(6)%	(2)%
N/M - Not meaningful
Foreign exchange trading income decreased sequentially primarily due to lower client volumes and decreased market volatility.
Other operating income decreased compared to the prior-year quarter primarily due to a prior-year quarter market value adjustment for a seed capital investment and lower miscellaneous income, partially offset by higher banking and credit-related service charges. The lower miscellaneous income was primarily associated with a market value decrease in the supplemental compensation plans, which also resulted in a related decrease in supplemental compensation plan expense reported in other operating expense.

NET INTEREST INCOME
				% Change Q2 2021 vs.
($ In Millions)	Q2 2021	Q1 2021	Q2 2020	Q1 2021	Q2 2020
Net Interest Income
Interest Income (FTE*)	$351.4	$356.5	$414.0	(1)%	(15)%
Interest Expense	7.5	9.8	34.2	(23)	(78)
Net Interest Income (FTE*)	$343.9	$346.7	$379.8	(1)%	(9)%
Average Earning Assets	$142,024	$140,589	$125,182	1%	13%
Net Interest Margin (FTE*)	0.97%	1.00%	1.22%	(3) bps	(25)	bps
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
Net interest income on an FTE basis decreased sequentially and from the prior-year quarter primarily due to a lower net interest margin, partially offset by higher average earning assets.
The net interest margin on an FTE basis decreased sequentially primarily due to lower average interest rates, partially offset by a balance sheet mix shift. The net interest margin on an FTE basis decreased from the prior-year quarter primarily due to lower average interest rates.
Average earning assets increased sequentially primarily due to higher levels of loans. Average earning assets increased from the prior-year quarter primarily due to higher levels of short-term interest-bearing deposits with banks and securities. Funding of the balance sheet reflected higher levels of client deposits.

NORTHERN TRUST CORPORATION SECOND QUARTER 2021 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change June 30, 2021 vs.
($ In Millions)	June 30, 2021	March 31, 2021	June 30, 2020	March 31, 2021	June 30, 2020
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$230.8	$259.9	$198.4	(11)%	16%
Provision for Credit Losses	(27.0)	(30.0)	66.0	N/M	N/M
Net Recoveries (Charge-Offs)	3.2	0.9	2.6	N/M	N/M
Ending Allowance for Credit Losses	$207.0	$230.8	$267.0	(10)%	(22)%
Allowance assigned to:
Loans and Leases	$148.8	$165.4	$210.2	(10)%	(29)%
Undrawn Loan Commitments and Standby Letters of Credit	46.5	55.1	49.0	(16)	(5)
Debt Securities and Other Financial Assets	11.7	10.3	7.8	13	49
Ending Allowance for Credit Losses	$207.0	$230.8	$267.0	(10)%	(22)%
N/M - Not meaningful
Q2 2021
The release of credit reserves in the current quarter was primarily due to a decrease in the reserve evaluated on a collective basis, which relates to pooled financial assets sharing similar risk characteristics. The decrease in the collective basis reserve was driven by continued improvements in overall projected economic conditions, as well as improved industry-specific conditions, partially offset by credit deterioration associated with a limited number of commercial real estate loans and overall portfolio growth.
Q1 2021
The release of credit reserves in the prior quarter was primarily due to a decrease in the reserve evaluated on a collective basis, driven by continued improvement in projected economic conditions and portfolio credit quality relative to Q4 2020, with decreases primarily in the commercial and institutional, commercial real estate, and private client portfolios.
Q2 2020
The provision in the prior-year quarter was primarily due to an increase in the reserve evaluated on a collective basis driven by downgrades in the portfolio and more severe projected economic conditions at the time, both resulting from the ongoing COVID-19 pandemic and related market and economic impacts, with the largest increases in the commercial and institutional and commercial real estate portfolios.

NORTHERN TRUST CORPORATION SECOND QUARTER 2021 RESULTS

NONINTEREST EXPENSE
				% Change Q2 2021 vs.
($ In Millions)	Q2 2021	Q1 2021	Q2 2020	Q1 2021	Q2 2020
Noninterest Expense
Compensation	$486.3	$518.5	$460.3	(6)%	6%
Employee Benefits	118.4	103.4	90.4	15	31
Outside Services	218.1	196.4	176.2	11	24
Equipment and Software	178.3	176.7	164.2	1	9
Occupancy	52.2	50.8	60.0	3	(13)
Other Operating Expense	67.5	71.7	85.8	(6)	(21)
Total Noninterest Expense	$1,120.8	$1,117.5	$1,036.9	—%	8%
End of Period Full-Time Equivalent Staff	20,600	20,600	20,200	—%	2%
Compensation expense decreased sequentially primarily due to lower equity incentives. Compensation expense increased compared to the prior-year quarter primarily reflecting higher cash-based incentives and unfavorable currency translation.
Employee benefits expense increased sequentially primarily due to a $17.6 million pension settlement charge in the current quarter and higher medical costs, partially offset by lower payroll taxes. Employee benefits expense increased compared to the prior-year quarter primarily due to the pension settlement charge in the current quarter and higher medical costs.
Outside services expense increased sequentially primarily due to higher technical services costs, third-party advisory fees, and sub-custodian expenses. Outside services expense increased compared to the prior-year quarter primarily due to higher technical services costs, third-party advisory fees, sub-custodian expenses, and consulting services.
Equipment and software expense increased compared to the prior-year quarter primarily due to higher software support costs and amortization.
Occupancy expense decreased compared to the prior-year quarter primarily due to rent accelerations arising from workplace real estate strategies in the prior-year quarter.
Other operating expense decreased sequentially primarily due to lower miscellaneous expense, partially offset by staff-related expense. Other operating expense decreased compared to the prior-year quarter primarily due to lower miscellaneous expenses, including account servicing activities, mutual fund co-administration fees, and supplemental compensation plan expense. The lower supplemental compensation plan expense resulted in a related decrease in miscellaneous income reported in noninterest income.

PROVISION FOR INCOME TAX
				% Change Q2 2021 vs.
($ In Millions)	Q2 2021	Q1 2021	Q2 2020	Q1 2021	Q2 2020
Net Income
Income before Income Taxes	$486.5	$495.9	$403.2	(2)%	21%
Provision for Income Taxes	118.4	120.8	89.9	(2)	32
Net Income	$368.1	$375.1	$313.3	(2)%	18%
Effective Tax Rate	24.3%	24.4%	22.3%	(2) bps	204	bps
The effective tax rate decreased sequentially primarily due to a change in the earnings mix in tax jurisdictions in which the Corporation operates and higher tax benefits related to share-based compensation, partially offset by the deferred tax impact of the UK statutory tax rate increase enacted in the current quarter. The effective tax rate increased compared to the prior-year quarter primarily due to the deferred tax impact of the UK statutory tax rate increase enacted in the current quarter and a prior-year quarter tax benefit from dispositions of leveraged leases.

NORTHERN TRUST CORPORATION SECOND QUARTER 2021 RESULTS

CAPITAL ACTIONS
The Corporation returned approximately $178.3 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $148.1 million to common stockholders and repurchased 252,304 shares of common stock, including 1,480 shares withheld related to share-based compensation, at a total cost of $30.2 million ($119.59 average price per share). The Corporation also declared cash dividends totaling $4.7 million to preferred stockholders during the current quarter.

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at June 30, 2021, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	June 30, 2021*		March 31, 2021		June 30, 2020
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.0%	13.1%	12.0%	12.8%	13.4%	13.9%	N/A	4.5%
Tier 1 Capital	13.1	14.2	13.0	14.0	14.6	15.2	6.0	6.0
Total Capital	14.5	15.5	14.5	15.2	16.5	16.8	10.0	8.0
Tier 1 Leverage	7.1	7.1	6.9	6.9	7.6	7.6	N/A	4.0
Supplementary Leverage	N/A	8.2	N/A	8.1	N/A	9.0	N/A	3.0

	June 30, 2021*		March 31, 2021		June 30, 2020
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.3%	13.6%	12.1%	13.2%	13.9%	14.7%	6.5%	4.5%
Tier 1 Capital	12.3	13.6	12.1	13.2	13.9	14.7	8.0	6.0
Total Capital	13.6	14.7	13.4	14.3	15.7	16.2	10.0	8.0
Tier 1 Leverage	6.7	6.7	6.4	6.4	7.3	7.3	5.0	4.0
Supplementary Leverage	N/A	7.7	N/A	7.4	N/A	8.2	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION SECOND QUARTER 2021 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2021		2020
($ in Millions)	SECOND	FIRST	FOURTH	THIRD	SECOND
Net Interest Income
Interest Income - GAAP	$343.1	$349.9	$352.6	$355.4	$406.3
Add: FTE Adjustment	8.3	6.6	10.7	7.9	7.7
Interest Income (FTE) - Non-GAAP	$351.4	$356.5	$363.3	$363.3	$414.0

Net Interest Income - GAAP	$335.6	$340.1	$334.4	$328.6	$372.1
Add: FTE Adjustment	8.3	6.6	10.7	7.9	7.7
Net Interest Income (FTE) - Non-GAAP	$343.9	$346.7	$345.1	$336.5	$379.8

Net Interest Margin - GAAP	0.95%	0.98%	1.01%	1.01%	1.20%
Net Interest Margin (FTE) - Non-GAAP	0.97%	1.00%	1.05%	1.03%	1.22%

Total Revenue
Total Revenue - GAAP	$1,580.3	$1,583.4	$1,521.9	$1,485.1	$1,506.1
Add: FTE Adjustment	8.3	6.6	10.7	7.9	7.7
Total Revenue (FTE) - Non-GAAP	$1,588.6	$1,590.0	$1,532.6	$1,493.0	$1,513.8

NORTHERN TRUST CORPORATION SECOND QUARTER 2021 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. Forward-looking statements also include statements, other than those related to historical facts, that relate to the ongoing COVID-19 pandemic and its impact on global economic and market conditions and Northern Trust's business, financial condition, and results of operations. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s second quarter earnings conference call will be webcast on July 21, 2021.
The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website from 1:00 p.m. CT on July 21, 2021, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 22 U.S. states and Washington, D.C., and across 23 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of June 30, 2021, Northern Trust had assets under custody/administration of US$15.7 trillion, and assets under management of US$1.5 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q2 2021 vs.
	Q2 2021	Q1 2021	Q2 2020	Q1 2021	Q2 2020
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,075.4	$1,063.7	$961.5	1%	12%
Foreign Exchange Trading Income	70.6	78.7	71.3	(10)	(1)
Treasury Management Fees	11.3	11.2	11.4	—	(2)
Security Commissions and Trading Income	33.0	34.8	33.2	(5)	—
Other Operating Income	54.4	54.9	56.5	(1)	(4)
Investment Security Gains, net	—	—	0.1	N/M	N/M
Total Noninterest Income	1,244.7	1,243.3	1,134.0	—	10

Net Interest Income
Interest Income	343.1	349.9	406.3	(2)	(16)
Interest Expense	7.5	9.8	34.2	(23)	(78)
Net Interest Income	335.6	340.1	372.1	(1)	(10)

Total Revenue	1,580.3	1,583.4	1,506.1	—	5

Provision for Credit Losses	(27.0)	(30.0)	66.0	N/M	N/M

Noninterest Expense
Compensation	486.3	518.5	460.3	(6)	6
Employee Benefits	118.4	103.4	90.4	15	31
Outside Services	218.1	196.4	176.2	11	24
Equipment and Software	178.3	176.7	164.2	1	9
Occupancy	52.2	50.8	60.0	3	(13)
Other Operating Expense	67.5	71.7	85.8	(6)	(21)
Total Noninterest Expense	1,120.8	1,117.5	1,036.9	—	8

Income before Income Taxes	486.5	495.9	403.2	(2)	21
Provision for Income Taxes	118.4	120.8	89.9	(2)	32
NET INCOME	$368.1	$375.1	$313.3	(2)%	18%
Preferred Stock Dividends	4.7	16.2	4.8	(71)	—
NET INCOME APPLICABLE TO COMMON STOCK	$363.4	$358.9	$308.5	1%	18%
Earnings Allocated to Participating Securities	3.2	3.7	3.4	(12)	(5)
Earnings Allocated to Common and Potential Common Shares	$360.2	$355.2	$305.1	1%	18%

Per Common Share
Net Income
Basic	$1.73	$1.71	$1.47	1%	18%
Diluted	1.72	1.70	1.46	1	18

Average Common Equity	$10,666.1	$10,652.5	$10,156.5	—%	5%
Return on Average Common Equity	13.7%	13.7%	12.2%
Return on Average Assets	0.96%	0.99%	0.91%

Cash Dividends Declared per Common Share	$0.70	$0.70	$0.70	—%	—%

Average Common Shares Outstanding (000s)
Basic	208,369	208,113	208,069
Diluted	209,138	208,946	208,568
Common Shares Outstanding (EOP) (000s)	208,395	208,140	208,093
(1) Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SIX MONTHS
	2021	2020	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$2,139.1	$1,965.1	9%
Foreign Exchange Trading Income	149.3	160.2	(7)
Treasury Management Fees	22.5	22.4	—
Security Commissions and Trading Income	67.8	74.9	(9)
Other Operating Income	109.3	90.9	20
Investment Security Gains, net	—	0.1	N/M
Total Noninterest Income	2,488.0	2,313.6	8

Net Interest Income
Interest Income	693.0	935.5	(26)
Interest Expense	17.3	155.3	(89)
Net Interest Income	675.7	780.2	(13)

Total Revenue	3,163.7	3,093.8	2

Provision for Credit Losses	(57.0)	127.0	N/M

Noninterest Expense
Compensation	1,004.8	960.1	5
Employee Benefits	221.8	188.3	18
Outside Services	414.5	369.0	12
Equipment and Software	355.0	326.4	9
Occupancy	103.0	111.1	(7)
Other Operating Expense	139.2	147.6	(6)
Total Noninterest Expense	2,238.3	2,102.5	6

Income before Income Taxes	982.4	864.3	14
Provision for Income Taxes	239.2	190.4	26
NET INCOME	$743.2	$673.9	10%
Preferred Stock Dividends(2)	20.9	35.3	(41)
NET INCOME APPLICABLE TO COMMON STOCK	$722.3	$638.6	13%
Earnings Allocated to Participating Securities	6.9	7.3	(6)
Earnings Allocated to Common and Potential Common Shares	$715.4	$631.3	13%

Per Common Share
Net Income
Basic	$3.44	$3.03	13%
Diluted	3.42	3.02	13

Average Common Equity	$10,659.3	$10,027.2	6%
Return on Average Common Equity	13.7%	12.8%
Return on Average Assets	0.97%	1.03%

Cash Dividends Declared per Common Share	$1.40	$1.40	—%

Average Common Shares Outstanding (000s)
Basic	208,242	208,475
Diluted	209,043	209,193
Common Shares Outstanding (EOP) (000s)	208,395	208,093
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)Dividends on Preferred Stock in 2020 includes $11.5 million related to the difference between the redemption amount of the Corporation's Series C Non-Cumulative Perpetual Preferred Stock, which was redeemed in the first quarter of 2020, and its carrying value.
N/M - Not meaningful

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				June 30, 2021 vs.
	June 30, 2021	March 31, 2021	June 30, 2020	March 31, 2021	June 30, 2020
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$54,159.5	$46,850.8	$42,213.9	16%	28%
Interest-Bearing Due from and Deposits with Banks(3)	7,047.8	7,349.9	4,918.8	(4)	43
Federal Funds Sold	0.1	0.1	—	N/M	N/M
Securities Purchased under Agreements to Resell	947.8	1,109.3	1,505.5	(15)	(37)
Securities
U.S. Government	2,657.9	2,757.5	4,274.3	(4)	(38)
Obligations of States and Political Subdivisions	3,489.9	3,280.7	2,033.0	6	72
Government Sponsored Agency	24,144.9	24,704.3	23,409.1	(2)	3
Other(4)	29,551.3	30,639.7	26,622.4	(4)	11
Total Securities	59,844.0	61,382.2	56,338.8	(3)	6
Loans and Leases	37,406.6	34,344.3	33,757.3	9	11
Total Earning Assets	159,405.8	151,036.6	138,734.3	6	15
Allowance for Credit Losses	(160.5)	(175.7)	(218.0)	(9)	(26)
Cash and Due from Banks and Other Central Bank Deposits(5)	1,683.3	2,447.9	2,417.9	(31)	(30)
Buildings and Equipment	496.5	496.7	501.0	—	(1)
Client Security Settlement Receivables	2,011.6	1,970.2	2,069.9	2	(3)
Goodwill	709.4	704.0	690.6	1	3
Other Assets	8,145.0	7,444.4	7,237.2	9	13
Total Assets	$172,291.1	$163,924.1	$151,432.9	5%	14%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$31,604.7	$27,322.9	$24,657.6	16%	28%
Savings Certificates and Other Time	877.7	909.7	1,505.7	(4)	(42)
Non-U.S. Offices - Interest-Bearing	71,705.4	63,746.5	67,277.5	12	7
Total Interest-Bearing Deposits	104,187.8	91,979.1	93,440.8	13	12
Federal Funds Purchased	0.2	0.2	714.7	—	(100)
Securities Sold under Agreements to Repurchase	529.1	95.6	36.5	N/M	N/M
Other Borrowings	5,140.6	5,428.4	7,477.9	(5)	(31)
Senior Notes	3,036.0	2,991.2	3,667.3	1	(17)
Long-Term Debt	1,165.3	1,165.9	1,200.4	—	(3)
Floating Rate Capital Debt	277.8	277.8	277.7	—	—
Total Interest-Related Funds	114,336.8	101,938.2	106,815.3	12	7
Demand and Other Noninterest-Bearing Deposits	42,022.4	45,478.3	28,613.3	(8)	47
Other Liabilities	4,108.9	5,049.7	4,622.1	(19)	(11)
Total Liabilities	160,468.1	152,466.2	140,050.7	5	15
Common Equity	10,938.1	10,573.0	10,497.3	3	4
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,823.0	11,457.9	11,382.2	3	4
Total Liabilities and Stockholders’ Equity	$172,291.1	$163,924.1	$151,432.9	5%	14%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q2 2021 vs.
	Q2 2021	Q1 2021	Q2 2020	Q1 2021	Q2 2020
Assets
Federal Reserve and Other Central Bank Deposits and Other(2)	$37,424.5	$37,140.3	$30,299.0	1%	24%
Interest-Bearing Due from and Deposits with Banks(3)	6,736.7	6,464.3	5,505.7	4	22
Federal Funds Sold	0.1	0.3	0.1	(76)	12
Securities Purchased under Agreements to Resell	1,011.5	1,551.2	985.8	(35)	3
Securities
U.S. Government	2,676.0	2,876.9	4,472.3	(7)	(40)
Obligations of States and Political Subdivisions	3,373.0	3,199.1	1,834.7	5	84
Government Sponsored Agency	24,520.5	24,845.9	23,398.2	(1)	5
Other(4)	30,000.0	30,309.5	23,179.2	(1)	29
Total Securities	60,569.5	61,231.4	52,884.4	(1)	15
Loans and Leases	36,282.1	34,201.1	35,506.7	6	2
Total Earning Assets	142,024.4	140,588.6	125,181.7	1	13
Allowance for Credit Losses	(177.0)	(198.7)	(160.2)	(11)	10
Cash and Due from Banks and Other Central Bank Deposits(5)	2,402.5	2,614.5	2,966.7	(8)	(19)
Buildings and Equipment	504.8	509.0	507.0	(1)	—
Client Security Settlement Receivables	1,532.6	1,668.7	1,297.6	(8)	18
Goodwill	707.8	706.6	689.6	—	3
Other Assets	7,305.0	7,367.1	8,288.2	(1)	(12)
Total Assets	$154,300.1	$153,255.8	$138,770.6	1%	11%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$27,427.0	$26,735.9	$24,017.0	3%	14%
Savings Certificates and Other Time	898.9	923.6	1,403.6	(3)	(36)
Non-U.S. Offices - Interest-Bearing	69,202.4	68,305.6	63,592.7	1	9
Total Interest-Bearing Deposits	97,528.3	95,965.1	89,013.3	2	10
Federal Funds Purchased	195.3	405.8	1,181.0	(52)	(83)
Securities Sold under Agreements to Repurchase	228.5	89.8	170.7	154	34
Other Borrowings	5,195.7	4,681.4	6,008.4	11	(14)
Senior Notes	3,022.9	3,057.8	3,332.9	(1)	(9)
Long-Term Debt	1,168.8	1,178.7	1,198.3	(1)	(2)
Floating Rate Capital Debt	277.8	277.8	277.7	—	—
Total Interest-Related Funds	107,617.3	105,656.4	101,182.3	2	6
Demand and Other Noninterest-Bearing Deposits	30,469.2	30,451.3	21,856.7	—	39
Other Liabilities	4,662.6	5,610.7	4,690.3	(17)	(1)
Total Liabilities	142,749.1	141,718.4	127,729.2	1	12
Common Equity	10,666.1	10,652.5	10,156.5	—	5
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	11,551.0	11,537.4	11,041.4	—	5
Total Liabilities and Stockholders’ Equity	$154,300.1	$153,255.8	$138,770.6	1%	11%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Federal Reserve and Other Central Bank Deposits and Other includes collateral deposits with certain securities depositories and clearing houses for the purpose of presenting earning assets; such deposits are presented in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(4)     Other securities include certain community development investments and Federal Home Loan Bank and Federal Reserve stock, which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2021				2020
	SECOND		FIRST		FOURTH		THIRD		SECOND
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,075.4		$1,063.7		$1,026.1		$1,003.8		$961.5
Other Noninterest Income	169.3		179.6		161.4		152.7		172.5
Net Interest Income	335.6		340.1		334.4		328.6		372.1
Total Revenue	1,580.3		1,583.4		1,521.9		1,485.1		1,506.1
Provision for Credit Losses	(27.0)		(30.0)		(2.5)		0.5		66.0
Noninterest Expense	1,120.8		1,117.5		1,151.0		1,094.7		1,036.9
Income before Income Taxes	486.5		495.9		373.4		389.9		403.2
Provision for Income Taxes	118.4		120.8		132.5		95.4		89.9
Net Income	$368.1		$375.1		$240.9		$294.5		$313.3

Per Common Share
Net Income - Basic	$1.73		$1.71		$1.13		$1.32		$1.47
- Diluted	1.72		1.70		1.12		1.32		1.46
Cash Dividends Declared per Common Share	0.70		0.70		0.70		0.70		0.70
Book Value (EOP)	52.49		50.80		51.87		51.38		50.45
Market Value (EOP)	115.62		105.11		93.14		77.97		79.34

Financial Ratios
Return on Average Common Equity	13.7%		13.7%		8.8%		10.5%		12.2%
Return on Average Assets	0.96		0.99		0.67		0.83		0.91
Net Interest Margin (GAAP)	0.95		0.98		1.01		1.01		1.20
Net Interest Margin (FTE*)	0.97		1.00		1.05		1.03		1.22

Assets Under Custody / Administration ($ in Billions) - EOP
Corporate & Institutional Services	$14,754.1		$13,876.3		$13,653.1		$12,263.2		$11,347.1
Wealth Management	973.0		918.8		879.4		814.4		751.2
Total Assets Under Custody / Administration	$15,727.1		$14,795.1		$14,532.5		$13,077.6		$12,098.3

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$11,260.8		$10,618.0		$10,387.7		$9,312.2		$8,542.7
Wealth Management	967.8		916.2		875.1		810.4		747.9
Total Assets Under Custody	$12,228.6		$11,534.2		$11,262.8		$10,122.6		$9,290.6

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$1,168.3		$1,093.7		$1,057.5		$993.2		$954.0
Wealth Management	371.1		355.4		347.8		318.5		303.8
Total Assets Under Management	$1,539.4		$1,449.1		$1,405.3		$1,311.7		$1,257.8

Asset Quality ($ In Millions) - EOP
Nonaccrual Loans and Leases	$106.5		$123.8		$131.7		$98.0		$98.5
Other Real Estate Owned (OREO)	0.2		1.5		0.7		0.9		0.9
Total Nonaccrual Assets	$106.7		$125.3		$132.4		$98.9		$99.4
Nonaccrual Assets / Loans and Leases and OREO	0.29%		0.36%		0.39%		0.30%		0.29%
Gross Charge-offs	$—		$(0.4)		$(6.7)		$(0.8)		$(0.4)
Gross Recoveries	3.2		1.3		1.2		1.2		3.0
Net Recoveries (Charge-offs)	$3.2		$0.9		$(5.5)		$0.4		$2.6
Annualized Net Recoveries (Charge-offs) to Avg Loans and Leases	0.04%		0.01%		(0.07)%		—%		0.03%
Allowance for Credit Losses Assigned to:
Loans and Leases	$148.8		$165.4		$190.7		$215.4		$210.2
Undrawn Loan Commitments and Standby Letters of Credit	46.5		55.1		61.1		44.9		49.0
Debt Securities and Other Financial Assets	11.7		10.3		8.1		7.6		7.8
Loans and Leases Allowance / Nonaccrual Loans and Leases	1.4	x	1.3	x	1.4	x	2.2	x	2.1	x
(*)    Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.